                                                                 EXHIBIT 4.1
                                                                 -----------


                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

                            SERIES F PREFERRED STOCK

                                       OF

                                    e4L, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


         e4L, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:



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                            I. DESIGNATION AND AMOUNT

         The designation of this series, which consists of 20,000 shares of Preferred Stock, is the Series F Preferred Stock (the "SERIES F PREFERRED STOCK") and the face amount shall be One Thousand U.S. Dollars ($1,000.00) per share (the "FACE AMOUNT").

                             II. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:

         A. "CONVERSION PRICE" means $4.7125, subject to adjustment as provided herein.

         B. "ISSUANCE DATE" means the date of the closing under that certain Securities Purchase Agreement by and among the Corporation and the purchasers named therein with respect to the issuance of the Series F Preferred Stock (the "SECURITIES PURCHASE AGREEMENT").

         C.       "N" means the number of days from, but excluding, the Issuance
                  Date.

         D.       "PREMIUM" means an amount equal to (.04)x(N/365)x(1,000).

                                 III. CONVERSION

         A. CONVERSION AT THE OPTION OF THE HOLDER. (i) Subject to the limitations set forth in subparagraph (ii) below, at any time after the earlier of (i) the 60th day after the Issuance Date and (ii) the date on which a registration statement covering the resale of the Common Stock (as hereinafter defined) issuable upon conversion of the Series F Preferred Stock is declared effective by the Securities and Exchange Commission, each holder of shares of Series F Preferred Stock may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") each of its shares of Series F Preferred Stock into a number of fully paid and nonassessable shares of the Corporation's common stock, par value $.01 per share ("COMMON STOCK") determined in accordance with the following formula:

                                      1,000
                                ----------------
                                CONVERSION PRICE

The Corporation shall be required, upon receipt of a Notice of Conversion (as defined below) or in the event of a Required Conversion at Maturity (as defined below), to redeem the Premium subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice).

                  (ii) Notwithstanding anything herein to the contrary, no holder of Series F Preferred Stock may effect an Optional Conversion as to a number of shares of Series F Preferred Stock less than the lesser of (A) 100 shares or (B) the number of shares of Series F Preferred Stock then held by such holder.

         B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed notice of conversion in the form attached hereto (a

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"NOTICE OF CONVERSION") to the Corporation or the transfer agent for the Common
Stock and (y) surrender or cause to be surrendered the original certificates representing the Series F Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by
Article XI.B hereof.

                  (i) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the surrender of Preferred Stock Certificates from a holder of Series F Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the third business day following the receipt of the Notice of Conversion and (b) the second business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI.B) (the "DELIVERY PERIOD"), issue and deliver to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series F Preferred Stock being converted and (y) a certificate representing the number of shares of Series F Preferred Stock not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

                  (ii) TAXES. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series F Preferred Stock.

                  (iii) NO FRACTIONAL SHARES. If any conversion of Series F Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock shall be rounded up or down, as the case may be, to the nearest whole number of shares.

                    IV. RESERVATION OF SHARES OF COMMON STOCK

         RESERVED AMOUNT. Upon the initial issuance of the shares of Series F Preferred Stock, the Corporation shall reserve sufficient shares of the authorized but unissued shares of Common Stock for issuance upon conversion of all issued Series F Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall at all times be sufficient to provide for the conversion of the Series F Preferred Stock outstanding at the then current Conversion Price thereof.

                             V. REQUIRED CONVERSION

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         Each share of Series F Preferred Stock issued and outstanding on the third (3rd) anniversary of the Issuance Date (the "MATURITY DATE") automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Paragraph A of Article III (the "REQUIRED CONVERSION AT MATURITY"). If the Required Conversion at Maturity occurs, the Corporation and the holders of Series F Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; PROVIDED, HOWEVER, that the holders of Series F Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

                                    VI. RANK

         All shares of the Series F Preferred Stock shall rank (i) prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock;
(ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series F Preferred Stock obtained in accordance with Article X hereof, such class or series of capital stock specifically, by its terms, ranks senior to or PARI PASSU with the Series F Preferred Stock) (collectively with the Common Stock, "JUNIOR SECURITIES");
(iii) PARI PASSU with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series F Preferred Stock obtained in accordance with Article X hereof) specifically ranking, by its terms, on parity with the Series F Preferred Stock (the "PARI PASSU SECURITIES"); and (iv) junior to (a) the Series B Convertible Preferred Stock of the Corporation, (b) the Series D Convertible Preferred Stock of the Corporation, (c) the Series E Convertible Preferred Stock of the Corporation, and (d) any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series F Preferred Stock obtained in accordance with Article X hereof) specifically ranking, by its terms, senior to the Series F Preferred Stock (collectively, the "SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                           VII. LIQUIDATION PREFERENCE

         A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any Junior Securities upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series F Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series F Preferred Stock and holders of PARI PASSU Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series F Preferred Stock and the PARI PASSU Securities shall be distributed ratably among

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such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

         C. The "LIQUIDATION PREFERENCE" with respect to a share of Series F Preferred Stock means an amount equal to the Face Amount thereof plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                    VIII. ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A.       DILUTIVE ISSUANCES.

                  (i) ADJUSTMENT OF CONVERSION PRICE. Except as otherwise provided in Article VIII.B and Article VIII.C, if and whenever after the Issuance Date the Corporation issues or sells, or in accordance with subparagraph (ii) below is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price (as hereinafter defined) on the date of issuance (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be adjusted in accordance with the following formula:

                  C'   =   C    x      O + P/M
                                    -------------
                                       CSDO

                  where:

                  C'       =        the adjusted Conversion Price;
                  C        =        the then current Conversion Price;
                  M        =        the then current Market Price (as defined in
                                    subparagraph (v) below);
                  O        =        the number of shares of Common Stock
                                    outstanding immediately prior to the
                                    Dilutive Issuance;
                  P        =        the aggregate consideration, calculated
                                    as set forth in subparagraph (ii) below,
                                    received by the Corporation upon such
                                    Dilutive Issuance; and
                  CSDO     =        the total number of shares of Common Stock
                                    Deemed Outstanding (as defined in
                                    subparagraph (v) below) immediately after the Dilutive Issuance.

                  (ii) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 4(a) hereof, the following will be applicable:

                          (a)       ISSUANCE OF RIGHTS OR OPTIONS.  If the
Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common

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Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                          (b)       ISSUANCE OF CONVERTIBLE SECURITIES.  If the
Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                          (c)       CHANGE IN OPTION PRICE OR CONVERSION RATE.
If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

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                          (d)       TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common
Stock issued upon exercise or conversion thereof), never been issued.

                          (e)       CALCULATION OF CONSIDERATION RECEIVED.  If
any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Article VIII will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Corporation and reasonably acceptable to the holder of the Series F Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

                          (f)       EXCEPTIONS TO ADJUSTMENT OF CONVERSION
PRICE. No adjustment to the Conversion Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issuance Date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Corporation now existing or to be implemented in the future; (iii) upon the issuance of any shares of Series F Preferred Stock or warrants issued or issuable in accordance with terms of the Securities Purchase Agreement; or (iv) upon conversion of the Series F Preferred Stock or exercise of the warrants.

                  (iii) MINIMUM ADJUSTMENT OF CONVERSION PRICE. No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

                  (iv) CERTAIN EVENTS. If, at any time after the Issuance Date, any event occurs of the type contemplated by the adjustment provisions of this
Article VIII but not expressly provided for by such provisions, the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Price so that the rights of the holders of the Series F Preferred Stock shall be neither enhanced nor diminished by such event.

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                  (v)      CERTAIN DEFINITIONS.

                          (a)       "COMMON STOCK DEEMED OUTSTANDING" shall mean
the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) in the case of any adjustment required by Article VIII.A resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Article VIII.A resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                          (b)       "MARKET PRICE," as of any date, (i) means
the closing sale price for the shares of Common Stock as reported on the New York Stock Exchange for the trading day immediately preceding such date, or (ii) if the New York Stock Exchange is not the principal trading market for the shares of Common Stock, the closing sale prices on the principal trading market for the Common Stock for the trading day immediately preceding such date, or
(iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Dilutive Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of the Series F Preferred Stock, with the costs of the appraisal to be borne by the Corporation. The manner of determining the Dilutive Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

         B. STOCK SPLITS, STOCK DIVIDENDS, ETC. If at any time on or afte the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

         C. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any tim after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the holders of Series F Preferred Stock shall thereafter have the right to receive upon Conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon Conversion had such Corporate Change not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series F Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock) shall thereafter be applicable, as nearly

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as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof.

         D. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VIII, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series F Preferred Stock.

                                IX. VOTING RIGHTS

         The holders of the Series F Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "BUSINESS CORPORATION LAW"), in this Article IX and in Article X below.

         To the extent that under the Business Corporation Law the vote of the holders of the Series F Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority-in-interest of the shares of the Series F Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of majority-in-interest of the shares of Series F Preferred Stock (except as otherwise may be required under the Business Corporation Law) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Law holders of the Series F Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series F Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is convertible on the record date for the taking of such vote of shareholders.

                            X. PROTECTION PROVISIONS

         So long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Law) of the holders of (i) all of the then outstanding shares of Series F Preferred Stock with respect to subsection (a) below or (ii) at least 67% of the then outstanding shares of Series F Preferred Stock with respect to subsections (b) through (h) below:

                  (a) alter or change the rights, preferences or privileges of the Series F Preferred Stock;

                  (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series F Preferred Stock;

                  (c) create any new class or series of capital stock having a preference over the Series F Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article VII hereof, "SENIOR SECURITIES");

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                  (d)     create any new class or series of capital stock
ranking PARI PASSU with the Series F Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article VII hereof, "PARI PASSU SECURITIES");

                  (e) increase the authorized number of shares of Series F Preferred Stock;

                  (f) issue any shares of Senior Securities or PARI PASSU Securities;

                  (g) issue any shares of Series F Preferred Stock other than pursuant to the Securities Purchase Agreement; or

                  (h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

Notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series F Preferred Stock then outstanding.

                                XI. MISCELLANEOUS

         A. CANCELLATION OF SERIES F PREFERRED STOCK. If any shares of Series F Preferred Stock are converted pursuant to Article III, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series F Preferred Stock.

         B. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporatio of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series F Preferred Stock.

         C. STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a holder of Series F Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series F Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation.

         D. WITHHOLDING TAX. Notwithstanding anything herein to the contrary, the Corporation may condition the making of any distribution (as such term is defined under applicable tax law) in respect of any share of Series F Preferred Stock on the holder of such share of Series F Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations with respect to such distribution.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this __ day of August __, 1999.

                                   e4L, INC.


                                   By:
                                      -----------------------------------------
                                             Name:
                                             Title:

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series F Preferred Stock)

         The undersigned hereby irrevocably elects to convert ____________ shares of Series F Preferred Stock (the "CONVERSION"), represented by stock certificate No(s). ___________ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of e4L, Inc. (the "CORPORATION") according to the conditions of the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _______________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series F Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act and otherwise in accordance with all applicable securities laws.

/ /        In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

                          Date of Conversion:
                                             ----------------------------------

                          Applicable Conversion Price:
                                                      -------------------------

                          Number of Shares of
                          Common Stock to be Issued:
                                                    ---------------------------

                          Signature:
                                    -------------------------------------------

                          Name:
                               ------------------------------------------------

                          Address:
                                    -------------------------------------------
                                    -------------------------------------------